Exhibit 5.1

TROUTMAN SANDERS LLP

ATTORNEYS AT LAW

BANK OF AMERICA PLAZA

600 PEACHTREE STREET, N.E. - SUITE 5200

ATLANTA, GEORGIA 30308-2216

www.troutmansanders.com

TELEPHONE: 404-885-3000

October 11, 2007

Georgia Power Company

241 Ralph McGill Boulevard, N.E.

Atlanta, Georgia 30308-3374

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Georgia Power Company (the “Company”) in connection with the Registration Statement on Form S-3 (Registration Statement No. 333-140954) filed with the Securities and Exchange Commission (the “Commission”) on February 28, 2007 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), relating to 2,250,000 shares of the Company’s 6.50% Series 2007A Preference Stock, Non-Cumulative, Par Value $100 Per Share (the “Preference Stock”), issued under the Company’s charter, dated as of June 26, 1930, as heretofore amended, including an amendment dated October 9, 2007 setting forth the rights and preferences of the Preference Stock (the “Charter”).

We have examined the Registration Statement and the Charter. We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Preference Stock has been duly and validly issued and is fully paid and non-assessable.

The attorneys in this firm that are rendering this opinion are members of the State Bar of Georgia and we do not express any opinion herein concerning any law other than the law of the State of Georgia and the federal law of the United States.

ATLANTA • HONG KONG • LONDON • NEW YORK • NEWARK • NORFOLK • RALEIGH
RICHMOND • SHANGHAI • TYSONS CORNER • VIRGINIA BEACH • WASHINGTON, D.C.

TROUTMAN SANDERS LLP

ATTORNEYS AT LAW

Georgia Power Company

October 11, 2007

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the statements with respect to our name under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion may not be furnished or quoted to, or relied upon by, any other person for any purpose, without our prior written consent.

Very truly yours,

/s/ Troutman Sanders LLP